UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Energy XXI Gulf Coast, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1021 Main Street

Suite 2626

Houston, Texas 77002

NOTICE OF ADJOURNED ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting of Stockholders to be Reconvened on May 17, 2018

Dear Energy XXI Gulf Coast, Inc. Stockholder:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) of Energy XXI Gulf Coast, Inc. (the “Company,” “us” or “we”), which will be opened on May 9, 2018 at 9:00 a.m. (Houston time) and immediately adjourned, will reconvene on May 17, 2018 at 9:00 a.m. (Houston time) at 1021 Main Street, 1st Floor, Houston, Texas 77002.

The meeting will be held for the purposes set forth in the Notice of 2018 Annual Meeting of Stockholders, dated April 12, 2018 (the “Original Notice”).  For more information on the business to be transacted at the 2018 Annual Meeting, stockholders are strongly encouraged to read the definitive proxy statement (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 12, 2018.

As set forth in the Original Notice, the Board of Directors has fixed the close of business on April 10, 2018 as the record date for determination of stockholders entitled to notice of, and to vote at, the 2018 Annual Meeting and at any adjournment or postponement thereof.  As a result, the record date remains the same for the adjourned 2018 Annual Meeting.  If you have already voted, you do not need to vote again, unless you want to change your vote.

You may transmit your vote via the internet or via the telephone, or you may complete and return a proxy card.  As a result of the adjournment described above, the deadline for submitting votes electronically or by telephone has changed.  Stockholders who plan to submit votes electronically over the internet or by the telephone must submit those votes by 11:59 p.m. (New York time) on May 16, 2018.

Your vote is important.  Regardless of whether you plan to attend the 2018 Annual Meeting in person, it is important that your shares be represented and voted.  Your cooperation is appreciated.

Sincerely,

Gary C. Hanna
Chairman of the Board

Douglas E. Brooks
Chief Executive Officer and President

If you have any questions or need help voting your shares of Common Stock, please contact our proxy solicitor by calling the toll-free number: 888-742-1305.

ADDITIONAL INFORMATION

The Company has filed the Proxy Statement and proxy card with the SEC in connection with its solicitation of proxies for the 2018 Annual Meeting.  STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD. THEY CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at http://www.sec.gov. Additionally, our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017 are available at http://www.cstproxy.com/energyxxi/2018.

CERTAIN INFORMATION REGARDING PARTICIPANTS

The Company, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.